Chordiant Software Announces Preliminary Financial Results For the Fourth Quarter and Fiscal Year Ended September 30, 2008

Announces Reduction in Force
Provides Preliminary Guidance and Outlook for Fiscal Year 2009
Schedules Conference Call and Webcast

Cupertino, Calif.—October 8, 2008— Chordiant Software, Inc. (Nasdaq: CHRD), the leading provider of Customer Experience (Cx™) software and services, today announced selected preliminary financial results for the fourth quarter and fiscal year ended September 30, 2008 and provided an overview of revenue and profitability expectations for fiscal 2009.

Q4 and Fiscal Year 2008 Selected Preliminary Financial Results

Based on currently available information, Chordiant expects to report the following financial and operating results for the fourth quarter ended September 30, 2008:

•	Total revenues of between $27.0 million and $28.0 million.
•	License revenues of approximately $9.0 million.
•	GAAP net income of between $0.5 million and $1.0 million, or $0.02 and $0.03 per fully diluted share.
•	Non-GAAP net income of between $1.5 million and $2.0 million, or $0.05 and $0.07 per fully diluted share.
•	Total bookings of approximately $14.6 million.
•	Ending total backlog of approximately $71 million as of September 30, 2008.
•	Cash, cash equivalents and restricted cash of approximately $55 million as of September 30, 2008.

For the full fiscal year ended September 30, 2008, Chordiant expects to report the following results:

•	Total revenues of between $111.5 million and $112.5 million.
•	License revenues of approximately $34.0 million.
•	GAAP net income of between $0.5 million and $1.0 million, or $0.02 and $0.03 per fully diluted share.
•	Non-GAAP net income of between $5.7 million and $6.2 million, or $0.18 and $0.19 per fully diluted share.
•	Total bookings of approximately $111 million.

 “The fourth quarter was more challenging that we had originally anticipated, stated Steven R. Springsteel, Chairman and Chief Executive Officer.    “The macroeconomic climate, even in the emerging geographies, which until recently had remained strong, deteriorated significantly during the last few weeks of the quarter. A number of transactions that we anticipated closing slipped out of the quarter, which negatively impacted our results for the quarter.  Despite the shortfall in revenue, bookings and backlog, I’m pleased that we remained profitable which attests to our strong financial discipline.”

All statements relating to Chordiant’s fourth quarter and fiscal 2008 financial performance contained in this news release are preliminary in nature and may change based on the completion of the quarterly and annual closing and audit procedures by the Company’s management and Chordiant’s independent registered public auditing firm.

Reduction in Force

Chordiant also announced today an approximate net 13% reduction in force, which impacts approximately 33 people and is expected to reduce operating costs by more than $4.8 million annually.

Preliminary Guidance and Outlook for Fiscal Year 2009

Chordiant expects both revenues and bookings for the full fiscal year ending September 30, 2009 to be between $100 and $110 million. With the cost reductions resulting from the reduction in force and additional reductions associated with third party consultants, the Company expects to remain profitable on a non-GAAP basis for fiscal 2009.

“While the actions we took today were difficult, we believe they are necessary to ensure that Chordiant remains a profitable company”, stated Steven R. Springsteel, Chairman and Chief Executive Officer.  “After a thorough review of our business operations we felt that these changes were prudent to better align our resources to the current market conditions.”

Conference Call Information

Chordiant will host an investor conference call and webcast today, October 8, 2008 at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time to further discuss the information in this release. Participating in the call and webcast will be Steven R. Springsteel, Chairman, President and Chief Executive Officer and Peter Norman, Chief Financial Officer.  To access this call please dial (800) 257-6566 domestically, or (303) 262-2125 internationally  A telephonic replay will be available on October 8th, 2008, beginning at approximately 4:00 p.m. Pacific Time, 7:00 p.m. Eastern Time for seven days after the live call. The replay can be accessed by dialing (800) 405-2236, access code 11120921#.

Webcast Access

A live audio webcast will be available to investors and the public from the following website:

http://www.veracast.com/webcasts/chordiant2/36109178.cfm

Alternatively, you may prefer to access Chordiant’s website at http://www.chordiant.com , where you will see the event listed on the homepage. Access is also possible from the Investor Relations page of Chordiant’s website.  The webcast will be archived on the Chordiant website and will be available for 30 days.

Non-GAAP Financial Measurements
This press release and the accompanying table include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the section below titled "Non-GAAP Financial Measures" as well as Table A which follows it.

About Chordiant Software, Inc.
Chordiant helps leading global brands with high-volume customer service needs deliver the best possible customer experience. Unlike traditional business applications, Chordiant Customer Experience (Cx) front-office solutions blend multi-channel interaction management with predictive desktop decisioning, enabling companies to capture and effectively anticipate and respond to customer behavior in all channels, in real-time. For global leaders in insurance/healthcare, telecommunications and financial services, this deeper understanding cultivates a lasting, one-to-one relationship that aligns the most appropriate value proposition to each consumer. With Chordiant Cx solutions, customer loyalty, operational productivity and profitability reach new levels of return. For more information, visit Chordiant at www.chordiant.com

Safe Harbor Statement
This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expected financial and operating results for its fourth quarter and fiscal year ended September 30, 2008 and fiscal year ending September 30, 2009; and its expected reduction in operating costs resulting from its reduction in force. Forward-looking statements are generally identified by words such as "believes," ”expects," "guidance," and similar expressions.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements. Such risks and uncertainties include, but are not limited to, whether the Company will be able to close license transactions, including postponed transactions, with new and existing customers and achieve its bookings and revenue targets; whether the reduction in force will achieve the desired results; fluctuations in customer spending, particularly in the banking and insurance/healthcare industries, due to consolidation, economic, geopolitical and other factors; the Company’s dependence on a small number of customers for a substantial portion of its revenue; and the success of the Company’s efforts to negotiate severance arrangements and contract terminations within established parameters. These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and subsequent SEC filings. These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov. The forward-looking statements and risks stated in this report are based on information available to the Company today. The Company assumes no obligation to update them.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc. The Customer Experience Company and Cx are trademarks of Chordiant Software, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

NON-GAAP FINANCIAL MEASURES
The accompanying press release dated October 8, 2008 contains non-GAAP financial measures. Table A reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures include non-GAAP net income and diluted non-GAAP net income per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include stock-based compensation expenses, acquisition-related costs, restructuring costs and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance. We also exclude these amounts from our internal planning and forecasting process.

We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods. We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units. Additionally, historical comparative periods in certain prior years also included stock-based compensation for certain stock options that were subject to variable accounting. Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period. The operating budgets of functional or geographic managers do not include stock-based compensation expenses impacting their function’s income (loss) and, accordingly, we exclude stock-based compensation expenses from our measures of functional or geographic performance. While stock-based compensation is a significant expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process. We exclude stock-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above. We compute weighted average dilutive shares using the method required by Statement of Financial Accounting Standard No. 128 for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete. Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss). We exclude these amounts from our measures of corporate performance and from our budget and planning process. We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Our non-GAAP financial measures exclude restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease and contract  termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges primarily relate to severance expense associated with executive management. The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss). Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance. We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to historical operating results. Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting. We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Chordiant Media Relations Contacts
Mo Mahmoud
Eastwick Communications
+1 (650) 480-4058
Chordiant@eastwick.com

Emma Smyth
Hotwire
+44 (0)20 7608 4698
Chordiant@hotwire.com

Chordiant Investor Relations Contact:
Karen Haus or Daniel Wood
Market Street Partners
+1 (415) 445-3238
chrd@marketstreetpartners.com

Table A
Chordiant Software, Inc.
Three Months and Fiscal Year Ending September 30, 2008
Reconciliation of Preliminary Selected Financial Results for Non-GAAP Financial Measures
To Most Directly Comparable GAAP Financial Measures
(in thousands, except for share amounts)
(unaudited)

	Preliminary Selected Financial Results
	Quarter Ending September 30, 2008 GAAP Range of Estimates		Adjustments		Quarter Ending September 30, 2008 Non-GAAP Range of Estimates
	From	To			From	To

Revenue	$27,000	$28,000			$27,000	$28,000

Net Income	500	1,000	1,000	[A]	1,500	2,000

Net income per diluted share	$0.02	$0.03			$0.05	$0.07
Shares used	30,200	30,200			30,200	30,200

[A]	Reflects estimated adjustments for $0.3 million of amortization of purchased intangibles assets and
$0.7 million of stock-based compensation.

	Preliminary Selected Financial Results
	Fiscal Year Ending September 30, 2008 GAAP Range of Estimates		Adjustments		Fiscal Year Ending September 30, 2008 Non-GAAP Range of Estimates
	From	To			From	To

Revenue	$111,500	$112,500			$111,500	$112,500

Net Income	500	1,000	5,200	[A]	5,700	6,200

Net income per diluted share	$0.02	$0.03			$0.18	$0.19
Shares used	31,900	31,900			31,900	31,900

[A]	Reflects estimated adjustments for $1.2 million of amortization of purchased intangibles assets and
$4.0 million of stock-based compensation.